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EXHIBIT 3.53

ARTICLES OF INCORPORATION
OF
HUNTSMAN PETROCHEMICAL CANADA HOLDINGS CORPORATION

        The undersigned, acting as incorporator of a corporation under the Utah Revised Business Corporation Act (the "URBCA"), adopts the following Articles of Incorporation for such corporation:

ARTICLE I

NAME

        The name of the corporation is Huntsman Petrochemical Canada Holdings Corporation (the "Corporation").

ARTICLE II

PURPOSES AND POWERS

        The Corporation is organized to engage in any and all lawful acts, activities, and/or pursuits for which corporations may presently or hereafter be organized under the URBCA.

        The Corporation shall have all powers allowed by law, including without limitation those powers described in Section 302 of the URBCA. The purposes stated herein shall be construed as powers as well as purposes and the enumeration of a specific purpose or power shall not be construed to limit or restrict the meaning of general terms or the general powers; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

ARTICLE III

AUTHORIZED SHARES

        The aggregate number of shares which the Corporation shall have authority to issue is Fifty Thousand (50,000) shares of common stock. All voting rights of the Corporation shall be exercised by the holders of the common stock and the holders of the common stock of the Corporation shall be entitled to receive the net assets of the Corporation upon dissolution. All shares of the common stock shall be fully paid and nonassessable.

ARTICLE IV

REGISTERED OFFICE AND AGENT

        The address of the initial registered office of the Corporation is 500 Huntsman Way, Salt Lake City, Utah 84108, and the name of the initial registered agent at such address is Robert B. Lence.

ARTICLE V

OFFICER AND DIRECTOR LIABILITY

        1.     The Corporation shall indemnify and advance expenses to its directors, officers, employees, fiduciaries or agents and to any person who is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan (and their respective estates or personal representatives) to the fullest extent as from time to time permitted by Utah law.

        2.     The personal liability of the directors and officers of the Corporation to the Corporation or its shareholders, or to any third person, shall be eliminated or limited to the fullest extent as from time to time permitted by Utah law.

        3.     Any repeal or modification of this Article V by the shareholders of the Corporation shall not adversely affect any right or protection of any person existing at the time of such repeal or modification.

ARTICLE VI

INCORPORATOR

        The name and address of the incorporator is as follows:

NAME	ADDRESS
Robert B. Lence	500 Huntsman Way Salt Lake City, Utah 84108

        IN WITNESS WHEREOF, the undersigned, being the incorporator of the Corporation, hereby executes these Articles of Incorporation and certifies to the truth of the facts herein stated, this 3rd day of December, 1996.

/s/ ROBERT B. LENCE Robert B. Lence, Incorporator

ACKNOWLEDGEMENT OF REGISTERED AGENT

        The undersigned, Robert B. Lence, hereby acknowledges that he has been named as registered agent of Huntsman Petrochemical Canada Holdings Corporation, a Utah corporation to be formed pursuant to the Articles of Incorporation to which this Acknowledgement is attached, and the undersigned hereby agrees to act as registered agent of said corporation.

/s/ ROBERT B. LENCE Robert B. Lence, Registered Agent

MAILING ADDRESS

        If, upon completion of filing of the above Articles of Incorporation, the Division elects to send a copy of the Articles of Incorporation to the Corporation by mail, the address to which the copy should be mailed is:

Huntsman Petrochemical Canada Holdings Corporation
500 Huntsman Way
Salt Lake City, Utah 84108
Attention: Robert B. Lence.

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ARTICLES OF INCORPORATION OF HUNTSMAN PETROCHEMICAL CANADA HOLDINGS CORPORATION
ARTICLE I NAME
ARTICLE II PURPOSES AND POWERS
ARTICLE III AUTHORIZED SHARES
ARTICLE IV REGISTERED OFFICE AND AGENT
ARTICLE V OFFICER AND DIRECTOR LIABILITY
ARTICLE VI INCORPORATOR
ACKNOWLEDGEMENT OF REGISTERED AGENT
MAILING ADDRESS